                                                                    EXHIBIT 25.1

         _____________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          ___________________________


                                    FORM T-l

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                          ___________________________


              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(B)(2)_________


                          ___________________________


                      CHEMICAL TRUST COMPANY OF CALIFORNIA
          (formerly Manufacturers Hanover Trust Company of California)
              (Exact name of trustee as specified in its charter)


CALIFORNIA                                                94-2926573
(State of incorporation                                   I.R.S. employer
if not a national bank)                                   identification No.)

101 California Street, #2725
San Francisco, California                                 94111
(Address of principal executive offices)                  (Zip Code)


                          ___________________________


                        IMPERIAL CREDIT INDUSTRIES, INC.
              (Exact name of obligor as specified in its charter)


CALIFORNIA                                                95-4054791
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification No.)

23550 Hawthorne Boulevard, Building 1, Suite #210
Torrance, California                                      90505
(Address of principal executive offices)                  (Zip Code)


                          ___________________________


                    9 7/8% Senior Notes due January 15, 2007
                      (Title of the indenture securities)

                       __________________________________

                                    GENERAL

ITEM 1.    GENERAL INFORMATION.

           Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Superintendent of Banks of the State of California,
               235 Montgomery Street, San Francisco, California 94104-2980. Board of Governors of the Federal Reserve System,
               Washington, D.C. 20551

     (b)   Whether it is authorized to exercise corporate trust powers.

           Yes.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           None.

ITEM 4.    TRUSTEESHIPS UNDER OTHER INDENTURES

     a)    Title of the securities outstanding under each such other indenture.

           $20,174,000 9 3/4% Senior Notes due January 15, 2004 issued under Indenture dated as of January 31, 1994.

     b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

           The Trustee is not deemed to have a conflicting interest within the meaning of Section 310 (b) (1) of the Act because the indenture securities referenced in (a) above (the "Prior Securities") are not in default and the indenture to be qualified and the indenture entered into in connection with the Prior Securities are wholly unsecured and rank equally.

ITEM 16.   LIST OF EXHIBITS

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Incorporation of the Trustee as now in effect, including the Restated Articles of Incorporation dated December 23, 1986 and the Certificate of Amendment dated March 26, 1992 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (See Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

           3. Authorization to exercise corporate trust powers (Contained in Exhibit 2).

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 21(b) of the Act (See Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.



                                   SIGNATURE


           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Trust Company of California, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco and State of California, on the 7th day of February, 1997.


                                       CHEMICAL TRUST COMPANY OF CALIFORNIA



                                       By  /s/ Hans H. Helley
                                         --------------------------
                                           HANS H. HELLEY
                                           Assistant Vice President

EXHIBIT 7. Report of Condition of the Trustee.
--------------------------------------------------------------------------------

CONSOLIDATED REPORT OF CONDITION OF Chemical Trust Company of California
                                    --------------------------------------
                                              (Legal Title)

LOCATED AT   San Francisco        San Francisco            CA            94111
          ----------------------------------------------------------------------
                (City)               (County)            (State)         (Zip)

AS OF CLOSE OF BUSINESS ON   December 31, 1996   BANK NO.     1476
                           ----------------------        ---------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     DOLLAR AMOUNT IN THOUSANDS
ASSETS
1.  Cash and due from banks                                             10,939
2.  U.S. Treasury securities                                            10,215
3.  Obligations of other U.S. Government agencies and corporations
4.  Obligations of States and political subdivisions
5.  Other securities (including $__________ corporate stock)
    (a)  Loans
    (b)  Less:  Reserve for possible loan losses
    (c)  Loans (Net)
7.  Bank Premises, furniture and fixtures and other assets
    representing bank premises (including $ -0-   capital leases)          103
                                           ------
8.  Real estate owned other than bank premises
9.  Investments in subsidiaries not consolidated
10. Other assets (complete schedule on reverse) (including
    $________ intangibles)                                                 939
11. TOTAL ASSETS                                                        22,196

LIABILITIES

12. Liabilities For borrowed money
13. Mortgage indebtedness (including $________ capital leases)
14. Other liabilities (complete on schedule on reverse)                  2,699
15. TOTAL LIABILITIES                                                    2,699
                                                                        ------
16. Capital notes and debentures

SHAREHOLDERS EQUITY

17. Preferred stock--
    (Number shares outstanding __________________) Amount $
18. Common stock--
    (Number shares authorized        100         ) Amount $
                               ------------------
    (Number shares outstanding       100         ) Amount $    10
                               ------------------
19. Surplus                                        Amount $ 9,990
20. TOTAL CONTRIBUTED CAPITAL                                           10,000
21. Retained earnings and other capital reserves                         9,497
22. TOTAL SHAREHOLDERS EQUITY                                           19,497
23. TOTAL LIABILITIES AND CAPITAL ACCOUNTS                              22,196
                                                                        ======

MEMORANDA

1.  Assets deposited with State Treasurer to qualify for exercise
    of fiduciary powers (market value)                                   605

--------------------------------------------------------------------------------

The undersigned, Francis J. Farrell, VP & Manager and
                 ------------------------------------
                        (Name and Title)
Frank J. Seidel, Vice President
-------------------------------
      (Name and Title)

of the above named trust company, each declares, for himself alone and not for the other: I have a personal knowledge of the matters contained in this report (including the reverse side hereof), and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.

Executed on   1/30/97    , at  San Francisco    , California
           --------------    -------------------
               (Date)             (City)


              /s/Francis J. Farrell          /s/Frank J. Seidel
              ---------------------          ------------------
                  (Signature)                    (Signature)



                           SCHEDULE OF OTHER ASSETS

                    Accounts Receivable               $422
                    Accrued Interest                    37
                    Deferred Taxes                     396
                    Other                               84
                                                      ----
                      Total (same as Item 10)         $939


                         SCHEDULE OF OTHER LIABILITIES

                    Accrued Income Taxes            $1,507
                    Accrued Expenses & A/P             377
                    Accrued Pension & Benefits         815
                                                    ------
                      Total (same as Item 14)       $2,699
